As filed with the Securities and Exchange Commission on July 25, 2007

Registration No. 333-75069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as specified in its Charter)

Delaware	36-3858106
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

860 Ridge Lake Boulevard

Memphis, Tennessee 38120

(901) 597-1400

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Jim L. Kaput

Senior Vice President and General Counsel

The ServiceMaster Company

3250 Lacey Road, Suite 600

Downers Grove, Illinois 60515-1700

(630) 663-2000

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-75069) of The ServiceMaster Company (“ServiceMaster”).

ServiceMaster, ServiceMaster Global Holdings, Inc., a Delaware corporation (formerly known as CDRSVM Topco, Inc.), and CDRSVM Acquisition Co., Inc. (“CDRSVM Sub”), a Delaware corporation, have entered into an Agreement and Plan of Merger, dated as of March 18, 2007, which contemplates, among other things, the merger of CDRSVM Sub with and into ServiceMaster (the “Merger”), with ServiceMaster being the surviving entity and becoming an indirect, wholly-owned subsidiary of ServiceMaster Global Holdings, Inc..  The Merger was consummated on July 24, 2007.

In connection with the Merger, ServiceMaster hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on July 25, 2007.

THE SERVICEMASTER COMPANY

	By:	/s/ Jim L. Kaput
Jim L. Kaput
Senior Vice President and
General Counsel
DATE: July 25, 2007